Exhibit 32.0
CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of L. B. Foster Company (the “Company”) on Form 10-Q for the period ended March 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 8, 2009	By:	/s/ Stan L. Hasselbusch
Stan L. Hasselbusch
President and Chief Executive Officer

Date: May 8, 2009	By:	/s/ David J. Russo
David J. Russo
Senior Vice President, Chief Financial Officer and Treasurer